Exhibit 10.1

OFFICE LEASE AGREEMENT

AMENDMENT NO.1

OFFICE LEASE AGREEMENT AMENDMENT NO. 1 (the “Amendment”), dated as of November 1, 2006 (the “Effective Date”), by and among Genex Technologies, Incorporated (“Genex”), a Maryland corporation, Technest Holdings, Inc. (“Technest”), a Nevada corporation and Motor City Drive, LLC, a Maryland limited liability corporation (“Motor City”).

WITNESSETH THAT

WHEREAS, on December 20, 2005, Genex, Motor City and E-OIR Technologies, Inc. (“EOIR”) entered into an Office Lease Agreement (the “Lease”) whereby Genex leased a portion of the office space located at 10411 Motor City Drive, Bethesda, Maryland, 20817 from Motor City; and

WHEREAS, Genex and EOIR desire that Technest be added as an additional tenant to the Lease, as that term is defined in the Lease;

THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    The preamble to the lease shall be and hereby is amended such that it shall be and read in its entirety:

THIS LEASE made and entered into as of this 20th day of December, 2005 by and between MOTOR CITY DRIVE, LLC, a Maryland Limited Liability Company and owner of the real property and the Building situated thereon located at 10411 Motor City Drive, Bethesda, Maryland, 20817, called "LANDLORD" and Genex Technologies, Inc, a Maryland corporation and Technest Holdings, Inc., a Nevada corporation, collectively called "TENANT".

2.    Pursuant to this Amendment, the signage in the lobby of 10411 Motor City Drive, Bethesda, Maryland, 20817 for Suite 650 currently showing “Genex Technologies, Inc.” should be revised to only show “Technest Holdings, Inc.”

3.    Other than the changes set forth herein, the Office Lease Agreement remains in full force and effect.

4.    The parties acknowledge that each has read this Amendment, understands it, and agrees to be bound by its terms and conditions. Further, the parties agree that the Office Lease Agreement dated December 20, 2005, as amended by this Amendment, and any exhibits thereto are the complete and exclusive statement of the agreement between the parties, which supersedes all proposals and all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

ACCEPTED AND AGREED:

Genex Technologies, Inc.	Technest Holdings, Inc.
By: /s/ Joseph P. Mackin	By: /s/ Joseph P. Mackin

Date: November 1, 2006	Date: November 1, 2006

Motor City drive, LLC	E-OIR Technologies, Inc.
By: /s/ Arvin Malkani	By: /s/ Joseph P. Mackin

Date: November 1, 2006	Date: November 1, 2006